Exhibit 99.2

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

October 26, 2006

MIDWEST AIR GROUP REPORTS THIRD QUARTER RESULTS

Airline Reports Second Consecutive Quarterly Profit

Summary: Third Quarter 2006 vs. Third Quarter 2005

•   Net income of $1.7 million vs. loss of $26.9 million

•   Operating revenue increased 23.4% to $168.6 million

•   Scheduled service revenue passenger miles increased 16.8% to 1.0 billion on a 9.8% increase in capacity

•   Revenue per available seat mile increased 12.5% to 12.52¢

•   Operating income of $0.4 million vs. loss of $27.1 million

•   Diluted earnings per share of $0.09 vs. loss of $1.54

•   Higher fuel prices negatively impacted operating results by $10.0 million, or $0.41 per share – diluted

Milwaukee, Wisconsin, October 26, 2006 – Midwest Air Group, Inc. (AMEX: MEH) today reported third quarter results for its Midwest Airlines and Skyway Airlines (dba Midwest Connect) operations.

“Broad marketing initiatives that increased passenger traffic, and an improved fare environment, contributed to our strong revenue performance and resulted in a second consecutive quarterly profit,” explained Timothy E. Hoeksema, chairman and chief executive officer. He added that although fuel costs decreased in the quarter, they remain appreciably higher than a year earlier.

Comparing third quarter 2006 to third quarter 2005, operating revenue increased 23.4% to $168.6 million. Operating income improved to $0.4 million from a $27.1 million loss in the third quarter of 2005, while net income improved to $1.7 million from a $26.9 million loss. (Due to accumulated losses, Midwest Air Group discontinued recording federal income tax benefit on losses in second quarter 2004 and state income tax benefit on losses in second quarter 2005. The company did not record income tax expense in 2006 results, due to accumulated losses.) Diluted earnings per share were $0.09, compared with a $1.54 loss in the same quarter a year earlier. Results for the third quarter of 2005 included a $15.6 million ($0.89 per share) impairment charge due to the planned retirement of two MD-80 aircraft.

The revenue increase reflects a 16.8% increase in passenger traffic, due to strong customer demand in response to competitive pricing, as well as schedule and service enhancements. A 6.7% increase in revenue yield was driven by a reduction in industry capacity, a series of fare increases by a number of airlines including Midwest, and improvements in the company’s yield management processes. Total operating expenses increased 2.7%, due primarily to the 9.8% increase in capacity and increased flight operations at Midwest Airlines, which led to increases in salary, wages and benefits; fuel expense; station rental, landing and other fees; commissions; and aircraft rentals. Fuel expense increased $13.4 million, or 27.8% – of which $10.0 million ($0.41 per share – diluted) was related to price increases (calculated by applying 2005 prices to actual gallons consumed in 2006 and comparing the result to actual 2006 expense). Fuel expense includes the effect of hedging, which negatively affected fuel cost by $0.1 million in the quarter.

Year to date, operating revenue increased 30.5% to $496.2 million. Operating results improved to a $1.3 million loss from a $51.2 million loss in 2005, while net income improved to $1.8 million from a $51.0 million loss in the first nine months last year. Diluted earnings per share rose to $0.09 from a $2.92 loss. Results for the first nine months of 2005 included the impairment charge, as well as excess engine overhaul expenses, capitalized expense write-offs, a litigation settlement and severance costs totaling $1.14 per share.

Midwest posted sizeable gains in market share in its Milwaukee and Kansas City hubs. In August 2006, the most recent month for which market share results are available:

•

Midwest Airlines and Midwest Connect carried 50.7% of all passengers departing from Milwaukee, up from 48.0% in the same month a year earlier. In August 2006, the airlines transported 165,978 Milwaukee passengers, up 4.8% from 158,364 passengers in August 2005.

•

In Kansas City, Midwest Airlines market share rose to 10.8% for August from 8.2% in the same month a year earlier. In August 2006, Midwest Airlines carried a total of 50,189 Kansas City passengers, up 43.2% from 35,053 passengers in August 2005.

Midwest Airlines

At Midwest Airlines, passenger revenue per scheduled service available seat mile increased 16.1% in third quarter 2006 compared with the same quarter a year earlier. Load factor increased 4.6 percentage points due to a 17.5% increase in passenger traffic on a 10.6% increase in capacity. Revenue yield increased 9.3%.

Into-plane fuel prices increased 19.7% in third quarter 2006, averaging $2.29 per gallon versus $1.92 per gallon in third quarter 2005, and resulted in an $8.9 million unfavorable price impact. Fuel consumption increases resulted in a $3.4 million unfavorable impact in the quarter, primarily as a result of the increase in the number of flight operations.

In the third quarter, cost per available seat mile (unit costs) at Midwest Airlines decreased $0.0087 to $0.1156, or 7.0% (excluding fuel, decreased $0.0151 to $0.0724, or 17.2%) compared with third quarter 2005.

Note: Cost per available seat mile excluding fuel expense is an industry measurement that provides management and investors the ability to track changes in cost absent fuel-related expenses.

Midwest Connect

At Midwest Connect, passenger revenue per scheduled service available seat mile increased 7.6% in the third quarter. Passenger traffic increased 7.7% on a 0.6% increase in capacity, resulting in a 4.7 percentage point improvement in load factor, while revenue yield increased 0.5%. Cost per available seat mile increased $0.0145 to $0.2862, or 5.3% (excluding fuel, increased $0.0035 to $0.2088, or 1.7%) compared with third quarter 2005. Excluding fuel, the increase was due primarily to labor costs associated with ramp and dining services functions performed for Midwest Airlines; the transfer of ramp and dining services functions to Midwest Connect in mid-2005 has reduced the total cost of these services to Midwest Air Group. Into-plane fuel prices increased 16.5% in third quarter 2006, averaging $2.34 per gallon versus $2.02 per gallon in third quarter 2005, resulting in a $1.1 million unfavorable price impact. Fuel consumption was virtually unchanged quarter over quarter.

The company ended the quarter with $91.3 million in unrestricted cash, up from $76.2 million on September 30, 2005 and down from $99.0 million at December 31, 2005. Capital spending – net of credits used to fund such spending – resulted in a cash outlay of $6.5 million year to date and consisted primarily of the acquisition of one Fairchild 328JET and additional spare parts for the Boeing 717 fleet.

Highlights and Outlook

In the third quarter of 2006:

•   Midwest Airlines was awarded a five-year contract to transport express, first class and priority mail for the U.S. Postal Service. The airline has been carrying mail since 1985.

•   Midwest introduced a confirmed standby option, which for a $25 service fee allows passengers whose travel plans change to receive a confirmed seat on an earlier or later flight the same day. The option applies to refundable and most nonrefundable tickets, and award tickets.

•   Midwest Airlines came out on top in the 9th annual Business Travel Awards poll conducted by Condé Nast Traveler magazine, placing first in the single-class domestic airline category. Midwest also earned the highest scores in three of the five categories making up the single-class airline category: Seat Comfort/Legroom, Food, and Cabin Service.

•   Readers of Ingram’s, Kansas City’s business magazine, named Midwest Airlines the best airline serving Kansas City.

•   Midwest Airlines was awarded the Diamond Award, the top honor in the Federal Aviation Administration’s Aviation Maintenance Technician awards program. The award recognizes exemplary training of maintenance technicians.

•   Midwest Airlines partnered with Abanco International to offer credit card payments for Best Care Cuisine onboard meals, alcoholic beverages and digEplayerTM entertainment units on Midwest flights. With the introduction of the new system in mid-November, onboard sales will be entirely via credit card.

•   Skyway Airlines appointed David C. Reeve chairman of the board, president and chief executive officer. Reeve originally joined Skyway in 1997 as president and chief executive officer, serving in that capacity until he moved to Midwest Airlines as senior vice president of operations in 1998. In 1999, he was named chairman of Skyway’s board of directors.

•   Skyway Airlines signed letters of intent to acquire two Fairchild 328JET regional jets. One jet was purchased in third quarter 2006 and will enter scheduled service in the fourth quarter; the other was purchased in October 2006 and will enter service in first quarter 2007. Also in the third quarter, Skyway terminated its lease on one Beech 1900D aircraft.

•   The Wisconsin Supreme Court upheld a state property tax exemption for airlines operating hub facilities in Wisconsin. The decision exempts Midwest and other airlines that meet specific service criteria from Wisconsin state property taxes on aircraft and associated equipment.

In the fourth quarter of 2006:

•   Midwest Airlines reinstated its nonstop service between Milwaukee and Ft. Lauderdale and added a second nonstop daily frequency to its Kansas City-Orlando service.

•   Midwest Air Group increased the number of directors on its board from eight to nine, and elected James R. Boris to the new position. He is chairman of JB Capital Management, LLC, a private investment firm.

•   Midwest Airlines re-launched Best Care News, its newsletter for frequent flyers, in a monthly all-electronic format – reaching more people, more frequently, in a more cost-effective manner.

Additionally, Midwest plans to enhance schedules and upgrade equipment on a number of routes:

•   On November 1, Midwest Connect will reinstate Milwaukee-Columbus midday service and upgrade that service to regional jet. On November 16, the airline will upgrade Milwaukee-Dayton service to regional jet and add service on Saturdays. It will also upgrade the Milwaukee-Appleton market to regional jet, with the exception of one Saturday-morning roundtrip, and upgrade one additional Milwaukee-Grand Rapids roundtrip daily.

•   On December 3, Midwest Airlines will enhance its flight schedule in two key markets: Kansas City-New York La Guardia with a fifth daily nonstop and Kansas City-Milwaukee with an eighth daily nonstop. In addition to offering travelers a more flexible and convenient schedule on the routes, the new service also provides significantly more connection opportunities through Kansas City.

•   Midwest Airlines will enhance service between Milwaukee and Florida as part of its seasonal offerings, including daily nonstop service between Milwaukee and Ft. Myers through April 30, 2007. Midwest will also add second daily nonstop roundtrips to Ft. Myers, Ft. Lauderdale and Tampa from November 16, 2006 through April 30, 2007.

•   Midwest will launch new daily nonstop service between Kansas City and Ft. Myers, offering one daily roundtrip starting November 1, 2006. The airline will also add nonstop daily frequency between Kansas City and Ft. Lauderdale. The additional Ft. Lauderdale service will be offered November 1, 2006 through April 30, 2007.

Hoeksema said the company is optimistic, but cautious, as it looks forward. “We’re certainly encouraged by the positive revenue and cost trends we’ve seen, though high fuel costs are an ever-present concern,” he said. “We remain committed to maintaining profitability by doing what we do best – running a cost-efficient organization that is dedicated to providing travelers with an exceptional travel experience.”

Management of Midwest Air Group will discuss these results in a conference call with industry analysts and institutional investors at 2 p.m. Eastern time today. The discussion will be available simultaneously in a listen-only mode and for the following 30 days at http://phx.corporate-ir.net/phoenix.zhtml?c=88626&p=irol-irhome.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering primarily to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Skyway Airlines, Inc. – Midwest’s wholly owned subsidiary – operates as Midwest Connect and offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 47 cities. More information is available at midwestairlines.com.

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This document contains forward-looking statements that may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from projected results due to the risk factors described in Item 1A. Risk Factors in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2005.

Editor’s note: Tables follow

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,		% Change
	2006	2005	Better/(Worse)

Operating revenues:
Passenger service	$151,465	$121,602	24.6%
Cargo	2,363	1,368	72.7%
Other	14,731	13,666	7.8%
Total operating revenues	168,559	136,636	23.4%

Operating expenses:
Salaries, wages and benefits	38,747	36,751	(5.4%)
Aircraft fuel and oil	61,468	48,090	(27.8%)
Commissions	4,627	3,684	(25.6%)
Dining services	2,149	2,497	13.9%
Station rental, landing and other fees	11,965	11,294	(5.9%)
Aircraft maintenance, materials and repairs	13,787	13,964	1.3%
Depreciation and amortization	3,666	4,122	11.1%
Aircraft rentals	16,571	13,037	(27.1%)
Impairment loss	-	15,622	NM
Other	15,152	14,692	(3.1%)
Total operating expenses	168,132	163,753	(2.7%)
Operating income/(loss)	427	(27,117)	NM

Other (expense)/income:
Interest income	2,076	1,073	93.4%
Interest expense	(819)	(881)	7.1%
Total other (expense)/income	1,257	192	NM

Income/(loss) before income tax credit	1,684	(26,925)	NM
Income tax	-	-	0.0%

Net income/(loss)	$1,684	$(26,925)	NM

Income/(loss) per common share – basic:	$0.09	$(1.54)	NM
Income/(loss) per common share – diluted:	$0.09	$(1.54)	NM

Weighted average shares – basic	18,029,727	17,508,695
Weighted average shares – diluted	24,142,949	17,508,695

See notes to unaudited condensed consolidated financial statements.

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,		% Change
	2006	2005	Better/(Worse)

Operating revenues:
Passenger service	$441,209	$334,373	32.0%
Cargo	6,322	4,491	40.8%
Other	48,648	41,359	17.6%
Total operating revenues	496,179	380,223	30.5%

Operating expenses:
Salaries, wages and benefits	119,518	109,770	(8.9%)
Aircraft fuel and oil	174,891	123,849	(41.2%)
Commissions	13,459	10,090	(33.4%)
Dining services	6,431	7,436	13.5%
Station rental, landing and other fees	38,523	33,043	(16.6%)
Aircraft maintenance, materials and repairs	38,511	38,681	0.4%
Depreciation and amortization	11,234	12,355	9.1%
Aircraft rentals	47,773	37,596	(27.1%)
Impairment loss	0	15,622	NM
Other	47,154	42,993	(9.7%)
Total operating expenses	497,494	431,435	(15.3%)
Operating income/(loss)	(1,315)	(51,212)	97.4%

Other (expense)/income:
Interest income	5,612	2,706	NM
Interest expense	(2,493)	(2,673)	6.7%
Other, net	0	0
Total other (expense)/income	3,119	33	NM

Income/(loss) before income tax credit	1,804	(51,179)	NM
Income tax	0	140	NM

Net income/(loss)	$1,804	$(51,039)	NM

Income/(loss) per common share – basic:	$0.10	$(2.92)	NM
Income/(loss) per common share – diluted:	$0.09	$(2.92)	NM

Weighted average shares – basic	17,858,107	17,489,809
Weighted average shares – diluted	19,149,984	17,489,809

See notes to unaudited condensed consolidated financial statements.

MIDWEST AIR GROUP, INC.
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	1,046,446	896,220	3,081,873	2,500,559
Scheduled Service Available Seat Miles (000s)	1,340,253	1,220,398	4,002,063	3,459,470
Total Available Seat Miles (000s)	1,346,321	1,227,956	4,049,812	3,500,643
Load Factor (%)	78.1%	73.4%	77.0%	72.3%
Revenue Yield	$0.1447	$0.1357	$0.1432	$0.1337
Passenger Revenue per Schd. Svc. ASM	$0.1130	$0.0996	$0.1102	$0.0967
Total Revenue per Total ASM	$0.1252	$0.1113	$0.1225	$0.1086
Total Cost per Total ASM	$0.1249	$0.1334	$0.1228	$0.1232
Total Cost per Total ASM (ex-fuel cost) (1)	$0.0792	$0.0942	$0.0797	$0.0879
Number of Flights	27,820	27,664	82,994	78,879
Into-plane Fuel Cost per Gallon	$2.30	$1.93	$2.19	$1.76
Full-time Equivalent Employees at End of Period	2,974	2,885	2,974	2,885
Aircraft in Service at End of Period	55	55	55	55

Midwest Airlines Operations
Origin & Destination Passengers	930,713	811,740	2,727,783	2,230,961
Scheduled Service Revenue Passenger Miles (000s)	976,608	831,361	2,884,271	2,319,666
Scheduled Service Available Seat Miles (000s)	1,243,210	1,123,959	3,713,988	3,173,310
Total Available Seat Miles (000s)	1,249,277	1,131,518	3,761,370	3,214,216
Load Factor (%)	78.6%	74.0%	77.7%	73.1%
Revenue Yield	$0.1292	$0.1181	$0.1275	$0.1163
Passenger Revenue per Schd. Svc. ASM	$0.1015	$0.0874	$0.0990	$0.0850
Total Revenue per Total ASM	$0.1155	$0.1008	$0.1132	$0.0989
Total Cost per Total ASM	$0.1156	$0.1243	$0.1130	$0.1133
Total Cost per Total ASM (ex-fuel cost) (1)	$0.0724	$0.0874	$0.0721	$0.0802
Average Passenger Trip Length (miles)	1,049	1,024	1,057	1,040
Number of Flights	13,710	12,383	40,336	33,839
Into-plane Fuel Cost per Gallon	$2.29	$1.92	$2.18	$1.75
Full-time Equivalent Employees at End of Period	2,045	1,893	2,045	1,893
Aircraft in Service at End of Period	36	33	36	33

Midwest Connect Operations
Origin & Destination Passengers	218,476	222,803	625,333	620,214
Scheduled Service Revenue Passenger Miles (000s)	69,838	64,859	197,602	180,892
Scheduled Service Available Seat Miles (000s)	97,044	96,439	288,075	286,160
Total Available Seat Miles (000s)	97,044	96,439	288,442	286,427
Load Factor (%)	72.0%	67.3%	68.6%	63.2%
Revenue Yield	$0.3624	$0.3606	$0.3719	$0.3572
Passenger Revenue per Schd. Svc. ASM	$0.2608	$0.2425	$0.2551	$0.2258
Total Revenue per Total ASM	$0.2915	$0.2656	$0.2861	$0.2407
Total Cost per Total ASM	$0.2862	$0.2717	$0.2937	$0.2577
Total Cost per Total ASM (ex-fuel cost) (1)	$0.2088	$0.2053	$0.2205	$0.1973
Average Passenger Trip Length (miles)	320	291	316	292
Number of Flights	14,110	15,281	42,658	45,040
Into-plane Fuel Cost per Gallon	$2.34	$2.02	$2.23	$1.82
Full-time Equivalent Employees at End of Period	929	992	929	992
Aircraft in Service at End of Period	19	22	19	22

(1) Non-GAAP measurement.

Note: All statistics exclude charter operations except the following: Total Available Seat Miles ("ASMs"), Total Cost per Total ASM, Total Cost per ASM (ex-fuel cost), Into-plane Fuel Cost, Number of Employees and Aircraft in Service. Aircraft acquired but not yet placed into service are excluded from the aircraft in service statistics.

Numbers in this table may not be recalculated due to rounding.

MIDWEST AIR GROUP, INC.
NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	%	2006	2005	%
Midwest Air Group
Total GAAP operating expenses ($000)	$ 168,132	$ 163,753	2.7%	$ 497,494	$ 431,435	15.3%
ASMs (000)	1,346,321	1,227,956	9.6%	4,049,812	3,500,643	15.7%
CASM	$ 0.1249	$ 0.1334	(6.4%)	$ 0.1228	$ 0.1232	(0.3%)

Total GAAP operating expenses ($000)	$ 168,132	$ 163,753	2.7%	$ 497,494	$ 431,435	15.3%
Less: aircraft fuel ($000)	$ 61,468	$ 48,090	27.8%	$ 174,891	$ 123,850	41.2%

Operating expenses excluding fuel ($000)	$ 106,664	$ 115,663	(7.8%)	$ 322,603	$ 307,585	4.9%
ASMs (000)	1,346,321	1,227,956	9.6%	4,049,812	3,500,643	15.7%
CASM excluding fuel	$ 0.0792	$ 0.0942	(15.9%)	$ 0.0797	$ 0.0879	(9.3%)

Midwest Airlines Operations
Total GAAP operating expenses ($000)	$ 144,390	$ 140,637	2.7%	$ 424,862	$ 364,307	16.6%
ASMs (000)	1,249,277	1,131,518	10.4%	3,761,370	3,214,216	17.0%
CASM	$ 0.1156	$ 0.1243	(7.0%)	$ 0.1130	$ 0.1133	(0.3%)

Total GAAP operating expenses ($000)	$ 144,390	$ 140,637	2.7%	$ 424,862	$ 364,307	16.6%
Less: aircraft fuel ($000)	$ 53,963	$ 41,690	29.4%	$ 153,773	$ 106,539	44.3%

Operating expenses excluding fuel ($000)	$ 90,427	$ 98,948	(8.6%)	$ 271,089	$ 257,768	5.2%
ASMs (000)	1,249,277	1,131,518	10.4%	3,761,370	3,214,216	17.0%
CASM excluding fuel	$ 0.0724	$ 0.0874	(17.2%)	$ 0.0721	$ 0.0802	(10.1%)

Midwest Connect Operations
Total GAAP operating expenses ($000)	$ 27,770	$ 26,198	6.0%	$ 84,720	$ 73,816	14.8%
ASMs (000)	97,044	96,439	0.6%	288,442	286,427	0.7%
CASM	$ 0.2862	$ 0.2717	5.3%	$ 0.2937	$ 0.2577	14.0%

Total GAAP operating expenses ($000)	$ 27,770	$ 26,198	6.0%	$ 84,720	$ 73,816	14.8%
Less: aircraft fuel ($000)	$ 7,505	$ 6,401	17.3%	$ 21,117	$ 17,311	22.0%

Operating expenses excluding fuel ($000)	$ 20,265	$ 19,798	2.4%	$ 63,603	$ 56,505	12.6%
ASMs (000)	97,044	96,439	0.6%	288,442	286,427	0.7%
CASM excluding fuel	$ 0.2088	$ 0.2053	1.7%	$ 0.2205	$ 0.1973	11.8%

Note: Numbers and totals in this table may not be recalculated due to rounding and intercompany eliminations.